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                                                                    EXHIBIT 23.3


            CONSENT OF HILL, BARTH & KING LLC, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of F.N.B. Corporation for the registration of 833,595 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1997 relating to the consolidated financial statements of Southwest Banks, Inc. which have been incorporated into the consolidated financial statements of F.N.B. Corporation and Subsidiaries for the year ended December 31, 1996 by reference in the Current Report on Form 8-K dated July 2, 1999, filed with the Securities and Exchange Commission.



                                                   /s/ Hill, Barth & King, LLC
                                                   HILL, BARTH & KING LLC
                                                   Certified Public Accountants


Naples, Florida
February 23, 2000